UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
DELEK US HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 27, 2021

Dear Colleagues,

I hope you and your families continue to be well and are enjoying the warmer weather. I am writing to provide an update on CVR Energy, Inc.’s (“CVR”) investment in Delek, as I know many of you have been following the matter.

We are pleased to share that leading independent proxy advisors Institutional Shareholder Services (“ISS”) and Glass Lewis & Co. (“Glass Lewis”) share our belief that Delek’s director nominees are the best candidates to continue creating value for shareholders. Both ISS and Glass Lewis recommend that shareholders vote “FOR” ALL of the Delek Directors: Uzi Yemin, William J. Finnerty, Richard J. Marcogliese, Gary M. Sullivan, Jr., Vicky Sutil, Laurie Z. Tolson, David Wiessman and Shlomo Zohar on the WHITE proxy card, as noted in their reports dated April 25, 2021 and April 22, 2021, respectively.

ISS’ and Glass Lewis’ recommendations further validate the significant steps we have taken to strengthen our competitive position, lay the groundwork for continued future growth, and create a Board that reflects a commitment to regular refreshment and increasing diversity. We are pleased that both advisory firms recognize that our Board comprises highly experienced, engaged, and diverse directors, each of whom has a track record that demonstrates his or her ability to drive value for shareholders.

If you are currently a Delek shareholder, we urge you to join the independent proxy advisory firms in supporting your Board and vote “FOR” ALL of Delek’s director nominees and “FOR” each of the proposals on the WHITE proxy card TODAY. Every vote is important – regardless of how many shares you own.

I want to reiterate that this matter with CVR has no impact on our employees, customers, or business. We have great confidence in the Delek team and where we are headed, as well as in the Board of Directors, and we are continuing to execute on our objectives to support our vison of creating long-term value through sustainable energy solutions. Your continued focus on our business will ensure that we remain successful, meet our goals, and deliver value to our customers and shareholders alike.

Should you be contacted by members of the media or investors for comment, please refer these inquiries to Blake Fernandez, Senior Vice President of Investor Relations and Market Intelligence, at Blake.Fernandez@delekus.com or 615-224-1312. We will continue to keep you updated. Thank you for your contributions to Delek and keep up the great work.

Uzi Yemin
Chairman, President, and CEO

<u>Your Vote Is Important, No Matter How Many or How Few Shares You Own</u>

You can vote by Internet, telephone or by signing and dating the **<u>WHITE</u>** proxy card and mailing it in the envelope provided.

If you have any questions about how to vote your shares, or need additional assistance, please contact:

MACKENZIE PARTNERS, INC.

proxy@mackenziepartners.com
Call Collect: (212) 929-5500
or
Toll-Free (800) 322-2885

REMEMBER:
We urge you NOT to vote using any Gold proxy card sent to you by CVR, as doing so will revoke your vote on the <u>WHITE</u> proxy card.

Additional Information

Delek has filed a definitive proxy statement on Schedule 14A and form of associated WHITE proxy card with the Securities and Exchange Commission ("SEC") in connection with the solicitation of proxies for the Company's 2021 Annual Meeting (the "Definitive Proxy Statement"). Delek, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from the company's shareholders in connection with the matters to be considered at the Company's 2021 Annual Meeting. BEFORE MAKING ANY VOTING DECISION, DELEK SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY'S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING WHITE PROXY CARD, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Information regarding the names of Delek's directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Definitive Proxy Statement. Details concerning the nominees of the Company's Board of Directors for election at the Company's 2021 Annual Meeting are included in the Definitive Proxy Statement. Shareholders may obtain a copy of the Definitive Proxy Statement, any supplements to the proxy statement and other documents filed by Delek with the SEC for no charge at the SEC's website at www.sec.gov. Copies will also be available at no charge on the Company's website at http://www.delekus.com.